UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 22, 2016

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification

20550 SW 115th Ave. Tualatin, OR	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-	Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement

Effective August 2, 2016, the Company and Joseph Lu elected to cancel and terminate the Transfer Agreement dated July 22, 2016 which was disclosed in the Company’s report on Form 8-K filed July 28, 2016.

The Transfer Agreement was canceled because it was agreed that the commercial viability of Q Pacific Corporation, Q Pacific Manufacturing Corporation and Powin Industries S.A. de C. V. would be better served, in the short term, if they remained subsidiaries of the Company.

Included with this Report is the Termination Agreement dated August 2, 2016 between the Company and Joseph Lu.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Termination Agreement dated August 2, 2016 by and between Powin Corporation and Joseph Lu

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION
Dated: August 8, 2016	By: /s/ Joseph Lu
Chief Executive Officer